EXHIBIT 3.1 - Amendment to Certificate of Incorporation filed February 25, 2009

February 26, 2009	FLORIDA DEPARTMENT OF STATE Division of Corporations

CHANARAL RESOURCES INC. 114 W.MAGNOLIA ST. SUITE 400-PMB102 BELLINGHAM, WA 98225

Re: Document Number K13481

The Articles of Merger were filed February 25, 2009, for CHANARAL RESOURCES INC., the surviving Florida entity.

The certification you requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H09000044611.

Should you have any further questions concerning this matter, please feel free to call (850) 245-6050, the Amendment Filing Section.

Sylvia Gilbert
Regulatory Specialist II
Division of Corporations                                                                                            Letter Number: 609A00006750

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Merger, filed on February 25, 2009, for CHANARAL RESOURCES INC., the surviving Florida entity, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H09000044611. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this entity is K13481.

Authentication Code: 609A00006750-022609-K13481 -1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-sixth day of February, 2009

Kurt S. Browning
Secretary of State

Florida Department of State
Division of Corporations

ARTICLES OF MERGER
(Profit Corporations)

The following Articles of Merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

FIRST:                    The name and jurisdiction of the surviving corporation:
Name	Jurisdiction FLORIDA	Document Number K13481
CHANARAL RESOURCES, INC.

SECOND:                    The name and jurisdiction of each merging corporation:
Name	Jurisdiction Nevada	Document Number (if know/applicable) E0462122008-4
MONSTER DIESEL, INC.

THIRD:                        The Plan of Merger is attached.

FOURTH:                    The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

FIFTH:                         Adoption of Merger by surviving corporation:

The Plan of Merger was adopted by the shareholders of the surviving corporation on January 29, 2009.

SIXTH:                        Adoption of Merger by merging corporation:

The Plan of Merger was adopted by the shareholders of the merging corporation on January 29, 2009.

SEVENTH:                 SIGNATURES FOR EACH CORPORATION:

Corporation	Name of Individual/Title	Signature of Officer
CHANARAL RESOURCES, INC. MONSTER DIESEL, INC.	Mathew Zuckerman. President Mathew Zuckerman, President

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